Exhibit (g) (2)

Exhibit A

As of December 20, 2016

Name of Subsidiary:	Place of Jurisdiction:	Date Added:
Stone Ridge Alternative Lending Risk Premium Fund UK Holdings I LLC	Delaware	May 13, 2016
Stone Ridge Alternative Lending Risk Premium Fund UK Holdings II LLC	Delaware	May 13, 2016
Stone Ridge Alternative Lending Risk Premium Fund UK Holdings III LLC	Delaware	May 13, 2016
Stone Ridge Alternative Lending Risk Premium Fund UK Holdings IV LLC	Delaware	May 13, 2016
Stone Ridge Alternative Lending Holdings LLC	Delaware	May 13, 2016
Stone Ridge Alternative Lending Luxembourg Holdings S.à r.l.	Luxembourg	May 13, 2016
Alternative Lending Holdings Trust	Delaware	May 20, 2016
Stone Ridge Alternative Lending Risk Premium Fund AU NZ Holdings LLC	Delaware	August 05, 2016
Stone Ridge Alternative Lending Risk Premium Fund US Holdings I LLC	Delaware	November 28, 2016
Stone Ridge Alternative Lending Risk Premium Fund US Holdings II LLC	Delaware	November 28, 2016
Alternative Lending Holdings Trust II	Delaware	November 28, 2016
Alternative Lending Holdings Trust III	Delaware	November 28, 2016
Stone Ridge Alternative Lending Risk Premium Fund US Holdings III LLC	Delaware	December 20, 2016
Alternative Lending Holdings Trust IV	Delaware	December 20, 2016

This Exhibit A is hereby amended and restated to add Stone Ridge Alternative Lending Risk Premium Fund US Holdings III LLC and Alternative Lending Holdings Trust IV as Subsidiaries under the Agreement, effective as of December 20, 2016.

STONE RIDGE ASSET MANAGEMENT LLC

By:	/s/ Ross Stevens
Name: Ross Stevens
Title: Managing Member

STONE RIDGE TRUST V

By:	/s/ Lauren D. Macioce
Name: Lauren D. Macioce
Title: Secretary